Exhibit 5.1

                                                     October 22, 1999

Internet Commerce Corporation
805 Third Avenue
New York, New York  10022

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to Internet Commerce Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 22,000 shares (the "Shares") of Class A Common Stock, par value $.01 per share.

                   In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"),and the By-laws of the Registrant, resolutions of the Board of Directors of the Registrant and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) representations, statements and certificates of public officials and others and
(ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Registrant.

                  Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                       Very truly yours,

                                       /s/ Kramer Levin Naftalis & Frankel LLP
                                       ---------------------------------------
                                         Kramer Levin Naftalis & Frankel LLP